FIRST TRUST STRATEGIC HIGH INOME FUND

                                                                 April 7, 2006


                   IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Dear Shareholder:

As discussed in the proxy statement that we previously mailed to you, the Annual Meeting of Shareholders of First Trust Strategic High Income Fund is scheduled for April 17, 2006. Our records indicate that we have not received your voting instructions. PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING. Another copy of your ballot(s) has been enclosed. The ballot contains the following items on which your vote is important:

1. Election of Trustees
2. Approval of a new sub-advisory contract.

Should you have any questions regarding the proposal, please call the toll-free number 1-800-761-6707 (ask for extension 12). The voting options below have been set up for your convenience.

1. VOTE BY TOUCH-TONE PHONE. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card.

2. VOTE THROUGH THE INTERNET. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

3. VOTE BY MAIL. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to insure that your response is received in time for the Special Meeting on April 17th.

       PLEASE UTILIZE ONE OF THE OPTIONS ABOVE TO VOTE YOUR SHARES TODAY.
                                                  -----------------------

Again, please do not hesitate to CALL TOLL-FREE 1-800-761-6707 if you have any questions regarding this matter. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Sincerely,

/s/ James A. Bowen
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James A. Bowen
Chairman of the Board